Exhibit 99.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER


I, Linda B. Grable, Chief Executive Officer of Imaging Diagnostic Systems, Inc., certify that:

     1. The periodic report fully complies with the requirements of Sections 13(a) or 15(d); and

     2. Information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.


Date:  May 14, 2003


                                            /s/  Linda B. Grable
                                            --------------------
                                            Linda B. Grable
                                            Chief Executive Officer